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Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

NAME OF SUBSIDIARY	COUNTRY OF ORGANIZATION
Moelis & Company LLC	U.S.
Moelis & Company Group GP LLC	U.S.
Moelis & Company Group LP	U.S.
Moelis & Company International Holdings LLC	U.S.
Moelis Capital Markets LLP	U.S.
Western Funds Management Pty Ltd	Australia
Moelis Australia Holdings Pty Ltd (New South Wales)	Australia
Moelis Australia Securities Pty Ltd	Australia
Moelis Australia Advisory Pty Ltd	Australia
Moelis Australia Asset Management Ltd	Australia
Moelis & Company Australia Pty Ltd	Australia
Acure Asset Management Ltd	Australia
ACN 167 316 109 Pty Ltd	Australia
Moelis Australia AM Investments Pty Ltd	Australia
Moelis Australia Visa Fund Manager Pty Ltd	Australia
Great Keppel Island Pty Ltd	Australia
Moelis & Company Consulting (Beijing) Company Limited	Beijing
Moelis & Company Assessoria Financeira Ltda.	Brazil
Moelis & Company UK LLP, French Branch	France
Moelis & Company Europe Limited	Germany
Moelis & Company Europe Limited, Frankfurt am Main Branch	Germany
Moelis & Company Asia Limited	Hong Kong
Hong Kong Moelis & Company Asia Limited Beijing Representative Office	Hong Kong
Moelis & Company India Private Limited	Mumbai
Moelis & Company UK LLP	United Kingdom
Moelis & Company UK Holdings LLC	United Kingdom
Moelis UK LLP DIFC Branch	United Kingdom

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  Exhibit 21.1
SUBSIDIARIES OF REGISTRANT